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Exhibit 10.25

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT dated as of October 14, 2005 ("Security Agreement"), is made by and among ONLINE WEB MARKETING, INC., a Utah corporation ("Grantor"), and the secured parties listed on the signature pages hereto (each, a "Secured Party" and, collectively, the "Secured Parties").

RECITALS

        LOCAL MATTERS, INC., a Delaware corporation ("Purchaser"), and Secured Parties are parties to a Stock Purchase Agreement dated as of October 14, 2005 (the "Stock Purchase Agreement"). Secured Parties collectively own one hundred percent (100%) of the outstanding capital stock of Grantor (collectively, the "Grantor Shares"). Pursuant to the Stock Purchase Agreement, Secured Parties will sell the Grantor Shares to Purchaser, and the Purchaser will buy the Grantor Shares from Secured Parties, on the terms and subject to the conditions set forth in the Stock Purchase Agreement. One of these conditions is that Purchaser deliver to Secured Parties this Security Agreement executed by Grantor pursuant to which the obligations of Purchaser under the Convertible Notes and the Cash Notes (as such terms are defined in the Stock Purchase Agreement) (collectively, the "Notes") will be secured by a first security interest in the tangible and intangible assets of Grantor, including without limitation, the Intellectual Property and Contracts (as such terms are defined in the Stock Purchase Agreement) of Grantor.

AGREEMENT

        NOW, THEREFORE, in order to induce the Secured Parties to accept the Notes and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

        1.    DEFINED TERMS.    When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

        "Bankruptcy Code" means Title XI of the United States Code.

        "Collateral" shall have the meaning assigned to such term in Section 2 of this Security Agreement.

        "Contracts" shall have the meaning assigned to such term in the Stock Purchase Agreement.

        "Copyright License" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in or to any Copyright or Copyright registration (whether Grantor is the licensee or the licensor thereunder) including, without limitation, licenses pursuant to which Grantor has obtained the exclusive right to use a copyright owned by a third party.

        "Copyrights" means all of the following now owned or hereafter acquired or created (as a work for hire for the benefit of Grantor) by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, in whole or in part: (a) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or any other country; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of Grantor) or acquired by Grantor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

        "Event of Default" means any "Event of Default" as defined in the Notes.

        "Intellectual Property" shall have the meaning assigned to such term in the Stock Purchase Agreement.

        "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests, whether in-bound or out-bound, whether in written or electronic form, now or hereafter owned or acquired or received by Grantor or in which Grantor now holds or hereafter acquires or receives any right or interest, and shall include any renewals or extensions of any of the foregoing thereof.

        "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "Majority Secured Parties" means any Secured Party or group of Secured Parties holding greater than sixty percent (60%) of the outstanding and unpaid principal of the Notes.

        "Patent License" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right with respect to any invention on which a Patent is in existence (whether Grantor is the licensee or the licensor thereunder).

        "Patents" means all of the following in which Grantor now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof and all applications for letters patent of the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, divisions, continuations, renewals, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; (d) all patents to issue in any such applications; (e) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (f) rights to sue for past, present and future infringements of any patent.

        "Permitted Lien" means: (a) any Liens on any assets of Grantor existing on the date of this Security Agreement, including without limitation, those Liens set forth on Schedule A attached hereto; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings so long as any foreclosure on the Collateral is stayed; (c) Liens (i) upon or in any Equipment acquired or held by Grantor to secure the purchase price of such Equipment or indebtedness (including capital leases) incurred solely for the purpose of financing the acquisition of such Equipment or (ii) existing on such Equipment at the time of its acquisition, provided that in either case the Lien is confined solely to the Equipment so acquired, improvements thereon and the Proceeds of such Equipment; (d) leases or subleases and licenses or sublicenses granted to others in the ordinary course of Grantor's business; (e) any right, title or interest of a licensor under a license; (f) Liens arising from judgments, decrees or attachments that have been stayed or bonded within fifteen (15) days after notice thereof; (g) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of Grantor; (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (j) Liens in favor of a securities intermediary pursuant to such securities intermediary's customary customer account agreement; provided that any such Liens shall at no time secure any indebtedness or obligations other than customary fees and charges payable to such securities intermediary; (k) the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen, and other like persons arising by operation of law in the ordinary course of business, either not delinquent or being contested in good faith by appropriate proceedings so long as any foreclosure on the Collateral is stayed; (l) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and (m) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of like nature (but not securing debt for borrowed money or the deferred purchase price of property), in each case in the ordinary course of business.

        "Pro Rata" means, as to any Secured Party at any time, the percentage equivalent at such time of such Secured Party's aggregate unpaid principal amount of the Notes, divided by the combined aggregate unpaid principal amount of all Notes of all Secured Parties.

        "Secured Obligations" means the obligation of Purchaser to repay the Secured Parties all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Notes.

        "Security Agreement" means this Security Agreement and all Schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.

        "Trademark License" means any agreement, whether in written or electronic form, in which Grantor now holds or hereafter acquires any interest, granting any right in and to any Trademark or Trademark registration (whether Grantor is the licensee or the licensor thereunder).

        "Trademarks" means any of the following in which Grantor now holds or hereafter acquires any interest: (a) any trademarks, tradenames, corporate names, company names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country (collectively, the "Marks"); (b) any reissues, extensions or renewals thereof; (c) the goodwill of the business symbolized by or associated with the Marks; (d) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to the Marks, including, without limitation, damages, claims and recoveries for past, present or future infringement; and (e) rights to sue for past, present and future infringements of the Marks.

        "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of Colorado (and each reference in this Security Agreement to an Article thereof shall refer to that Article as from time to time in effect); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Colorado, the term "UCC" shall mean the Uniform Commercial Code (including the Articles thereof) as in effect at such time in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

        In addition, the following terms shall be defined terms having the meaning set forth for such terms in the UCC: "Account," "Account Debtor," "Chattel Paper," "Commercial Tort Claims," "Commodity Account," "Deposit Account," "Documents," "Equipment," "Fixtures," "General Intangible," "Goods," "Instrument," "Inventory," "Investment Property," "Letter-of-Credit Right," "Money," "Payment Intangibles," "Proceeds," "Promissory Notes," "Securities Account," and "Supporting Obligations."

Each of the foregoing defined terms shall include all of such items now owned, or hereafter acquired, by Grantor.

        2.    GRANT OF SECURITY INTEREST.    As collateral security for the full, prompt, complete and final payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce the Secured Parties to cause the Loans to be made, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Parties, and hereby grants to the Secured Parties, a security interest in all of Grantor's right, title and interest in, to and under the following, whether now owned or hereafter acquired, (all of which being collectively referred to herein as the "Collateral"):

          (a)   All Accounts of Grantor;

          (b)   All Chattel Paper of Grantor;

          (c)   The Commercial Tort Claims of Grantor more particularly described on Schedule B attached hereto;

          (d)   All Commodity Accounts of Grantor;

          (e)   All Contracts of Grantor;

          (f)    All Deposit Accounts of Grantor;

          (g)   All Documents of Grantor;

          (h)   All General Intangibles of Grantor, including without limitation, Intellectual Property, and to the extent not already included therein, Copyrights, Patents, Trademarks, and Licenses, and Payment Intangibles;

          (i)    All Goods of Grantor, including, without limitation, Equipment, Inventory, and Fixtures;

          (j)    All Instruments of Grantor, including, without limitation, Promissory Notes;

          (k)   All Investment Property of Grantor;

          (l)    All Letter-of Credit Rights of Grantor;

          (m)  All Money of Grantor;

          (n)   All Securities Accounts of Grantor;

          (o)   All Supporting Obligations of Grantor;

          (p)   All property of Grantor held by any Secured Party, or any other party for whom any Secured Party is acting as agent, including, without limitation, all property of every description now or hereafter in the possession or custody of or in transit to any Secured Party or such other party for any purpose, including, without limitation, safekeeping, collection or pledge, for the account of Grantor, or as to which Grantor may have any right or power;

          (q)   All other goods and personal property of Grantor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired, existing, leased or consigned by or to Grantor; and

          (r)   To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing.

        Notwithstanding the foregoing provisions of this Section 2, the grant, assignment and transfer of a security interest as provided herein shall not extend to, and the term "Collateral" shall not include: (a) "intent-to-use" trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise or (b) any Account, Chattel Paper, General Intangible or Promissory Note in which Grantor has any right, title or interest if and to the extent such Account, Chattel Paper, General Intangible or Promissory Note includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such Account, Chattel Paper, General Intangible or Promissory Note to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Account, Chattel Paper, General Intangible or Promissory Note or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-406(d), 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity); provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted on the date hereof a security interest in, all its rights, title and interests in and to such Account, Chattel Paper, General Intangible or Promissory Note as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect any Secured Party's unconditional continuing security interest in and to all rights, title and interests of Grantor in or to any payment obligations or other rights to receive monies due or to become due under any such Account, Chattel Paper, General Intangible or Promissory Note and in any such monies and other proceeds of such Account, Chattel Paper, General Intangible or Promissory Note.

        If Grantor shall at any time acquire a Commercial Tort Claim, Grantor shall immediately notify Secured Parties in a writing signed by Grantor of the brief details thereof and grant to Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance satisfactory to Secured Parties.

        3.    RIGHTS OF SECURED PARTIES; COLLECTION OF ACCOUNTS.

          (a)   Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Contracts, Chattel Paper, Documents, Instruments and Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract, Chattel Paper, Document, Instrument, and License. No Secured Party shall have any obligation or liability under such Contract, Chattel Paper, Document, Instrument or License by reason of or arising out of this Security Agreement or the granting to the Secured Parties of a lien therein or the receipt by any Secured Party of any payment relating to any such Contract, Chattel Paper, Document, Instrument or License pursuant hereto, nor shall any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any such Contract, Chattel Paper, Document, Instrument or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Contract, Chattel Paper, Document, Instrument or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b)   The Secured Parties authorize Grantor to collect its Accounts. Upon the occurrence and during the continuance of any Event of Default, at the request of the Majority Secured Parties, Grantor shall deliver all original and other documents evidencing and relating to the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts.

          (c)   Any Secured Party may at any time, upon the occurrence and during the continuance of any Event of Default and the written consent of the Majority Secured Parties, notify Account Debtors of Grantor, parties to the Contracts of Grantor, and obligors in respect of Instruments of Grantor and obligors in respect of Chattel Paper of Grantor that the Accounts and the right, title and interest of Grantor in and under such Contracts, Instruments and Chattel Paper have been assigned to the Secured Parties and that payments shall be made directly to Secured Parties. Upon the occurrence and during the continuance of any Event of Default, upon the request of the Majority Secured Parties, Grantor shall so notify such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of any Event of Default, any Secured Party may, in its name or in the name of other Secured Parties, communicate with such Account Debtors, parties to such Contracts, obligors in respect of such Instruments and obligors in respect of such Chattel Paper to verify with such parties, to such Secured Party's satisfaction, the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

        4.    REPRESENTATIONS AND WARRANTIES.    Grantor hereby represents and warrants to the Secured Parties that as of the date of this Security Agreement and after giving effect to the Acquisition (as such term is defined in the Stock Purchase Agreement):

          (a)   Except for the security interest granted to the Secured Parties under this Security Agreement and Permitted Liens, Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder.

          (b)   No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except such as may have been filed by Grantor in favor of the Secured Parties pursuant to this Security Agreement and except for Permitted Liens.

          (c)   This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights.

          (d)   Grantor's taxpayer identification number is set forth in the signature page hereof. Grantor's chief executive office, principal place of business, and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof.

        5.    COVENANTS.    Unless the Majority Secured Parties otherwise consent (which consent shall not be unreasonably withheld), Grantor covenants and agrees with the Secured Parties that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full:

          5.1    Disposition of Collateral.    Grantor shall not sell, lease, transfer or otherwise dispose of any of the Collateral (each, a "Transfer"), or attempt or contract to do so, other than (a) the sale of Inventory in the ordinary course of business, (b) the granting of Licenses in the ordinary course of business (c) the disposal of worn-out or obsolete Equipment and (d) Transfers of Collateral for fair market value as determined by Grantor in its good faith business judgment, not exceeding $50,000 in the aggregate in any given fiscal year.

          5.2    Change of Jurisdiction of Organization, Relocation of Business.    Grantor shall not change its jurisdiction of organization or relocate its chief executive office, principal place of business or its records from such address(es) provided to the Secured Parties pursuant to Section 4(d) above without at least seven (7) days prior notice to the Secured Parties.

          5.3    Limitation on Liens on Collateral.    Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except (a) Permitted Liens and (b) the Lien granted to the Secured Parties under this Security Agreement.

          5.4    Insurance.    Grantor shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses similar to Grantor, and each Secured Party shall be named as a loss payee under each such insurance policy.

          5.5    Taxes, Assessments, Etc.    Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity or amount thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

          5.6    Further Assurances.    At any time and from time to time, upon the written request of the Majority Secured Parties, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Majority Secured Parties may reasonably deem necessary or desirable to obtain the full benefits of this Security Agreement, including, without limitation, (a) executing, delivering and causing to be filed any financing or continuation statements (including "in lieu" continuation statements) under the UCC with respect to the security interests granted hereby, (b) at the Majority Secured Parties' reasonable request, filing or cooperating with the Secured Parties in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, United States Copyright Office, (c) at the Majority Secured Parties' reasonable request, placing the interest of the Secured Parties as lienholder on the certificate of title (or similar evidence of ownership) of any vehicle, watercraft or other Equipment constituting Collateral owned by Grantor which is covered by a certificate of title (or similar evidence of ownership), (d) executing and delivering and using commercially reasonable efforts to cause the applicable depository institution, securities intermediary, commodity intermediary or issuer or nominated party under a letter of credit to execute and deliver a collateral control agreement with respect to any Deposit Account, Securities Account or Commodity Account or Letter-of-Credit Right in or to which Grantor has any right or interest and (e) at the Majority Secured Parties' reasonable request, using commercially reasonable efforts to obtain acknowledgments from bailees having possession of any Collateral and waivers of liens from landlords and mortgagees of any location where any of the Collateral may from time to time be stored or located. Grantor also hereby authorizes the Secured Parties to file any such financing or continuation statement (including "in lieu" continuation statements) without the signature of Grantor.

        6.    SECURED PARTIES' APPOINTMENT AS ATTORNEY-IN-FACT; PERFORMANCE BY SECURED PARTIES.

          (a)   Subject to Section 6(b) below, Grantor hereby irrevocably constitutes and appoints Secured Parties, and any officer or agent of Secured Parties, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time at Secured Parties' discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Secured Parties the power and right, on behalf of Grantor, without notice to or assent by Grantor to do the following:

              (i)  to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Parties for the purpose of collecting any and all such monies due under any Collateral whenever payable;

             (ii)  to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Secured Parties and not Grantor;

           (iii)  to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Secured Parties or as Secured Parties shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Instruments and Documents constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above, and in connection therewith, give such discharges or releases as Secured Parties may deem appropriate, (7) license, or, to the extent permitted by an applicable License, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyright, Patent or Trademark throughout the world for such term or terms, on such conditions and in such manner as Secured Parties shall in their discretion determine and (8) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Parties were the absolute owner thereof for all purposes; and

            (iv)  to do, at Secured Parties' option and Grantor's expense, at any time, or from time to time, all acts and things which Secured Parties may reasonably deem necessary to protect, preserve or realize upon the Collateral and Secured Parties' security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

          (b)   Secured Parties agree that, except upon the occurrence and during the continuation of an Event of Default, they shall not exercise the power of attorney or any rights granted to Secured Parties pursuant to this Section 6. Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6 is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full.

          (c)   If Grantor fails to perform or comply with any of its agreements contained herein and Secured Parties, as provided for by the terms of this Security Agreement, shall perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses, including reasonable attorneys' fees and costs, of Secured Parties incurred in connection with such performance or compliance, together with interest thereon at a rate of interest equal to the highest per annum rate of interest charged on the principal of the Notes, shall be payable by Grantor to Secured Parties within five (5) business days of demand and shall constitute Secured Obligations secured hereby.

        7.    RIGHTS AND REMEDIES UPON DEFAULT.    After any Event of Default shall have occurred and while such Event of Default is continuing:

          (a)   Upon the written consent of the Majority Secured Parties, the Secured Parties may exercise in addition to all other rights and remedies granted to them under this Security Agreement, or the Notes all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event the Secured Parties, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person, may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral and collection of the accounts receivable pledged as Collateral, use any Trademark, Copyright, or process used or owned by Grantor and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any Secured Party's offices or elsewhere at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. Grantor further agrees, at the Majority Secured Parties' request, to assemble the Collateral and make it available to the Secured Parties at places which the Secured Parties shall reasonably select, whether at Grantor's premises or elsewhere. The Secured Parties shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 7(e), below, with Grantor remaining liable for any deficiency remaining unpaid after such application. Grantor agrees that the Secured Parties need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

          (b)   As to any Collateral constituting certificated securities or uncertificated securities, if, at any time when Secured Parties shall determine to exercise their right to sell the whole or any part of such Collateral hereunder, such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under Securities Act of 1933, as amended (as so amended the "Act"), the Secured Parties may, in their discretion (subject only to applicable requirements of law), sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Secured Parties may deem necessary or advisable, but subject to the other requirements of this Section 7(b), and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Secured Parties may, in their discretion, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In addition to a private sale as provided above in this Section 7(b), if any of such Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then the Secured Parties shall not be required to effect such registration or cause the same to be effected but may, in their discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as the Secured Parties may, in their discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

          (c)   Grantor also agrees to pay all fees, costs and expenses of the Secured Parties, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of their rights and remedies hereunder.

          (d)   Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

          (e)   The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral pursuant to this security interest and this Security Agreement shall be distributed by the Secured Parties in the following order of priorities:

            FIRST, to each Secured Party in an amount sufficient to pay in full the costs of such Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by any Secured Party in connection therewith, including, without limitation, reasonable attorneys' fees;

            SECOND, to the Secured Parties in amounts proportional to the Pro Rata share of the then unpaid Secured Obligations of each Secured Party; and

            FINALLY, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

          (f)    The costs of enforcing or pursuing any right or remedy hereunder, including without limitation any repossession, sale, possession and management (including, without limitation, reasonable attorneys' fees), and distribution shall be borne Pro Rata by the Secured Parties. Each Secured Party shall reimburse the other Secured Parties, as applicable, for its Pro Rata share of all such costs promptly upon demand.

        8.    ACTIONS BY THE SECURED PARTIES AND AMENDMENTS.    All actions, omissions and decisions of the Secured Parties hereunder or any amendment of this Security Agreement (each called herein an "Act of the Secured Parties") shall be determined by and require the written consent of the Majority Secured Parties. Each Secured Party shall take such actions and execute such documents as may be necessary to confirm or accomplish any Act of the Secured Parties. Notwithstanding the foregoing, the consent of each affected Secured Party shall be necessary to do the following to any Note:

          (a)   reduce the percentage of the principal amount of Notes whose holders must consent to constitute Majority Secured Parties' consent;

          (b)   reduce the rate of or change the time for payment of interest on any Note;

          (c)   reduce the principal of or change the fixed maturity of any Note;

          (d)   make any change in the terms of any Convertible Note that adversely affects the right to convert any Convertible Note or increases the Conversion Price (as defined in the Convertible Notes); or

          (e)   make any Note payable in money other than that stated in the Note.

        9.    UNEQUAL PAYMENT BY GRANTOR.    Each Secured Party agrees that if it shall obtain or receive, through the exercise of any right granted to the Secured Parties under this Security Agreement, the Notes, or by applicable law, including, but not limited to any right of set-off, any secured claim under Section 506 of the Bankruptcy Code or any other security or interest, any interest or principal payment or payments greater than its Pro Rata share, as measured immediately prior to the receipt of such payment or payments, then (a) such Secured Party shall promptly purchase at par (and shall be deemed to have thereupon purchased) from other Secured Parties, a participation in the Notes of such other

Secured Parties, so that each Secured Party shall have received payments in proportion to its Pro Rata share immediately prior to such transactions and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Secured Parties share the benefits of such payment on a Pro Rata basis.

        10.    REINSTATEMENT.    This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        11.    MISCELLANEOUS.

          11.1    Waivers; Modifications.    None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and the Majority Secured Parties. Each Secured Party acknowledges that because this Security Agreement may be amended with the consent of the Majority Secured Parties, each Secured Party's rights hereunder may be amended or waived without such Secured Party's consent.

          11.2    Termination of this Security Agreement.    Subject to Section 10 hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations.

          11.3    Successor and Assigns.    This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of the Secured Parties hereunder, inure to the benefit of the Secured Parties, any future holder of any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the lien granted to the Secured Parties hereunder.

          11.4    Governing Law.    In all respects, including all matters of construction, validity and performance, this Security Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, except to the extent that the UCC provides for the application of the law of a different jurisdiction.

[Signature pages follow.]

        IN WITNESS WHEREOF, each of the parties hereto has caused this SECURITY AGREEMENT to be executed and delivered by its duly authorized officer on the date first set forth above.

ADDRESS OF GRANTOR	ONLINE WEB MARKETING, INC.
	By:	/s/ Tyler Houston
	Printed Name:	Tyler Houston
	Title:	President
TAXPAYER IDENTIFICATION NUMBER OF GRANTOR	JURISDICTION OF ORGANIZATION OF GRANTOR
Utah
ACCEPTED AND ACKNOWLEDGED BY:
SECURED PARTIES
/s/ Shane Brinkerhoff Printed Name: SHANE BRINKERHOFF
/s/ Tyler Houston Printed Name: TYLER HOUSTON
/s/ Dustin Moore Printed Name: DUSTIN MOORE
/s/ Aaron Bromagem Printed Name: AARON BROMAGEM

SIGNATURE PAGE TO
OLWM SECURITY AGREEMENT

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  Exhibit 10.25